As filed with the Securities and Exchange Commission on June 16, 1999
                                         Registration No. 33-50601-99
   =================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                POST-EFFECTIVE AMENDMENT NO. 5 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        PG&E CORPORATION
     (Exact name of registrant as specified in its charter)

             California                     94-3234914
(State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or organization)

           One Market, Spear Street Tower, Suite 2400
                 San Francisco, California 94105
       (Address of principal executive offices) (zip code)

Savings Fund Plan for Employees of Pacific Gas and Electric Company
                     (Full title of the Plan)

                      Gary P. Encinas, Esq.
                     One Market, Spear Tower
                            Suite 400
                 San Francisco, California 94105
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:
                          (415) 817-8201

The portion of the Savings Fund Plan for Employees of Pacific Gas and Electric Company for non-union employees was amended and restated to become the PG&E Corporation Retirement Savings Plan effective June 1, 1999. This Post-Effective Amendment No. 5 to Registration Statement No. 33-50601 is being filed solely to indicate that the remaining shares of PG&E Corporation common stock registered hereunder, together with an indeterminate amount of corresponding plan interests, may be offered and sold only to the participants in the Pacific Gas and Electric Company Savings Fund Plan for Union-Represented Employees.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 5 to Registration Statement No. 33-50601 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 15th day of June, 1999.

                                   PG&E CORPORATION
                                     (Registrant)

                                        GARY P. ENCINAS
                                   By ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 5 to Registration Statement No.
33-50601 has been signed by the following persons in the capacities indicated and on the dates indicated.

          Signatures               Title             Date

A.   Principal Executive
     Officer

     *ROBERT D. GLYNN, JR.   Chairman of the     June 15, 1999
                             Board, President,
                             and Chief
                             Executive Officer

B.   Principal Financial
      Officer

     *MICHAEL E. RESCOE     Senior Vice President
                            and Chief Financial  June 15, 1999
                              Officer

C.   Controller or
     Principal Accounting
     Officer

     *CHRISTOPHER P. JOHNS   Vice President
                               and Controller    June 15, 1999

D.        Directors                              June 15, 1999

          *ROBERT D. GLYNN, JR.  )
          *RICHARD A. CLARKE     )
          *H. M. CONGER          )
          *MARY S. METZ          )
          *JOHN C. SAWHILL       )
          *WILLIAM S. DAVILA     )
          *REBECCA Q. MORGAN     )
          *DAVID A. COULTER      )Directors
          *C. LEE COX            )
          *RICHARD B. MADDEN     )
          *BARRY LAWSON WILLIAMS )

          *DAVID M. LAWRENCE     )
          *CARL E. REICHARDT     )

          GARY P. ENCINAS
* By ------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact Pursuant to Powers of Attorney filed
          as Exhibit 24.1 to Registration Statement No. 33-
          50601)


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 15th day of June, 1999.



                         PG&E CORPORATION RETIREMENT SAVINGS PLAN
                         AS SUCCESSOR TO THE PACIFIC GAS AND
                         ELECTRIC COMPANY SAVINGS FUND PLAN FOR
                         NON-UNION EMPLOYEES


                         By    BRUCE R. WORTHINGTON
                              ----------------------
                              Bruce R. Worthington
                              Chairman, Employee Benefit
                              Committee




                         THE PACIFIC GAS AND ELECTRIC COMPANY
                         SAVINGS FUND PLAN FOR UNION-REPRESENTED
                         EMPLOYEES


                         By    BRUCE R. WORTHINGTON
                              -----------------------
                              Bruce R. Worthington
                              Chairman, Employee Benefit
                              Committee